UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 15, 2018
Date of Earliest Event Reported: March 14, 2018
___________

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on March 14, 2018, 62,546,963 shares, or 95.9% of the Company’s outstanding common stock entitled to vote were represented in person or by proxy. Our shareholders voted as follows:

(a)	To elect Bruce L. Caswell, Richard A. Montoni and Raymond B. Ruddy as Class III Directors of the Company for a three-year term.

Nominee	Total Votes For	Total Votes Against	Abstentions
Bruce L. Caswell	56,717,682	3,764,689	44,367
Richard A. Montoni	59,877,842	606,843	42,053
Raymond B. Ruddy	59,216,611	1,266,415	43,712

Anne K. Altman, Russell A. Beliveau, John J. Haley, Paul R. Lederer, Peter B. Pond and Gayathri Rajan continued their terms in office after the meeting.

(b)
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Company’s Proxy Statement (“Say-on-Pay”).

Total Votes For	53,805,324
Total Votes Against	6,661,749
Abstentions	59,665

(c)	To ratify the appointment of Ernst & Young LLP as our independent public accountants for our 2018 fiscal year.

Total Votes For	61,679,614
Total Votes Against	816,118
Abstentions	51,231

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: March 15, 2018	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary